UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2009

PANOLAM INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

333-78569	52-2064043
(Commission File Number)	(I.R.S. Employer Identification No.)

20 Progress Drive, Shelton, Connecticut	06484
(Address of Principal Executive Offices)	(Zip Code)

(203) 925-1556

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 30, 2009, Panolam Industries International, Inc. (the “Company”) announced that it has reached an agreement in principle with its noteholders holding two-thirds in principal amount of the Company’s 10 ¾% Senior Subordinated Notes due 2013 regarding a restructuring of the Company’s debt and capital structure. In addition, the Company also reported that the Forbearance Agreement that had been entered into on March 31, 2009 with its parent company, Panolam Holdings II Co. and Credit Suisse, Cayman Islands Branch, as administrative agent (“Agent”), and certain other senior lenders under the Company’s Credit Agreement dated September 30, 2005, as amended (the “Credit Agreement”) expired on June 30, 2009 in accordance with its terms. The Company also announced that it will not make the excess cash flow or interest payments to its senior lenders as outlined in the terms of its previously announced Forbearance Agreement and that it is continuing discussions with its senior lenders regarding possible restructuring alternatives.

The press release is furnished herewith as Exhibit 99.1.

On July 1, 2009, the Company received a letter from the Agent notifying the Company of its default under the Forbearance Agreement and reserving the lenders’ rights related to the default.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1        Press Release, dated June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panolam Industries International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

PANOLAM INDUSTRIES INTERNATIONAL, INC.

	By:	/s/ Vincent S. Miceli
Vincent S. Miceli
Vice President and Chief Financial Officer

Date: July 2, 2009